Exhibit 10.10


                                 AMENDMENT TO
                1991 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           EFFECTIVE AUGUST 2, 1995

     FURTHER RESOLVED, that the definition of "Date of Entitlement" in the Directors' Plan is amended to be and read in its entirety as follows:

           "Date of Entitlement" means the date as of which as director becomes entitled to receive an Option under this Plan, as determined in paragraph 5 hereof, which date shall be deemed to be the date of the grant of such Option.

; and

     FURTHER RESOLVED, that Section 6(d)(iii), as follows, shall be added to the Directors' Plan:

          (iii) A Director who is subject to Section 16(b) of the Exchange Act may avail himself of the alternative methods of payment set forth in
Section 6(d)(i) and Section 6(d)(ii) this Plan only if such Director (i) makes an irrevocable election to use such payment method at least six months prior to the effective date of the transaction or (ii) if such transaction is effected during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.